As filed with the Securities and Exchange Commission on April 6, 2011

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORM S-1	FORM S-3
SandRidge Mississippian Trust I (Exact name of co-registrant as specified in its charter)	SandRidge Energy, Inc. (Exact name of co-registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)
1311 (Primary Standard Industrial Classification Code Number)	1311 (Primary Standard Industrial Classification Code Number)
27-6990649 (I.R.S. Employer Identification No.)	20-8084793 (I.R.S. Employer Identification No.)
919 Congress Avenue, Suite 500 Austin, Texas 78701 (512) 236-6599	123 Robert S. Kerr Avenue Oklahoma City, Oklahoma 73102 (405) 429-5500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Tom L. Ward
Michael J. Ulrich The Bank of New York Mellon Trust Company, N.A. 919 Congress Avenue, Suite 500 Austin, Texas 78701 (512) 236-6599	Chairman and Chief Executive Officer SandRidge Energy, Inc. 123 Robert S. Kerr Avenue Oklahoma City, Oklahoma 73102 (405) 429-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Philip T. Warman, Esq. SandRidge Energy, Inc. 123 Robert S. Kerr Avenue Oklahoma City, Oklahoma 73102 (405) 429-5500	David H. Engvall, Esq. Covington & Burling LLP 1201 Pennsylvania Avenue, N.W. Washington, D.C. 20004 (202) 662-6000	David P. Oelman, Esq. Matthew R. Pacey, Esq. Vinson & Elkins L.L.P. First City Tower 1001 Fannin Street, Suite 2500 Houston, Texas 77002-6760 (713) 758-2222

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-171551

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

SandRidge Mississippian Trust I
Large accelerated filer	☐ (Do not check if a smaller reporting company)	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
SandRidge Energy, Inc.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Common Units of Beneficial Interest in SandRidge Mississippian Trust I	2,875,000	$21.00	$60,375,000	$7,010

(1)	Calculated in accordance with Rule 457(a). Includes common units to be sold upon exercise of the underwriters’ over-allotment option. The Registrants previously registered 14,375,000 common units on a Registration Statement on Form S-1 and Form S-3 (File Nos. 333-171551 and 333-171551-01) (as amended, the “Initial Registration Statement”). The Initial Registration Statement was declared effective on April 5, 2011. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, an additional 2,875,000 common units having a proposed maximum aggregate offering price of $60,375,000 is hereby registered, which amount represents no more than 20% of the maximum aggregate offering price of common units registered under the Initial Registration Statement.
(2)	Represents the registration fee payable only for the additional amount of common units being registered hereunder. Registration fees totaling $35,048 have previously been paid in connection with the registration of common units under the Initial Registration Statement.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with the Securities and Exchange Commission (the “Commission”) by SandRidge Mississippian Trust I and SandRidge Energy, Inc. (together, the “Registrants”) pursuant to Rule 462(b) and General Instruction V of Form S-1 and General Instruction IV.A of Form S-3, each as promulgated under the Securities Act of 1933. The contents of the Registration Statement on Form S-1 and Form S-3 (File Nos. 333-171551 and 333-171551-01) filed by the Registrants with the Commission, as amended, including each of the documents included therein or incorporated by reference therein and all exhibits thereto, which was declared effective by the Commission on April 5, 2011, are incorporated herein by reference into, and shall be deemed part of, this registration statement. This registration statement includes the registration statement facing page, this page, the signature page, a list of exhibits and an exhibit index, and required opinions and consents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item	16. Exhibits and Financial Statement Schedules.

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description

5.1	Opinion of Richards, Layton & Finger, P.A. relating to the validity of the trust units to be registered under this Registration Statement

8.1	Opinion of Covington & Burling LLP relating to tax matters

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Hansen, Barnett & Maxwell, P.C.

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of DeGolyer and MacNaughton

23.5	Consent of Lee Keeling and Associates, Inc.

23.7	Consent of Richards, Layton & Finger, P.A. (contained in Exhibit 5.1)

23.8	Consent of Covington & Burling LLP (contained in Exhibit 8.1)

24.1	Powers of Attorney (included on the signature pages of the Registration Statement on Form S-1 and Form S-3 (File Nos. 333-171551 and 333-171551-01) initially filed on January 5, 2011 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SandRidge Mississippian Trust I has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on April 6, 2011.

SandRidge Mississippian Trust I

BY	SANDRIDGE ENERGY, INC.

	By	/S/ PHILIP T. WARMAN
	Name:	Philip T. Warman
	Title:	Senior Vice President, General Counsel and Corporate Secretary

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SandRidge Energy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on April 6, 2011.

SandRidge Energy, Inc.

By	/S/ PHILIP T. WARMAN
Name:	Philip T. Warman
Title:	Senior Vice President, General Counsel and Corporate Secretary

*  *  *  *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Tom L. Ward	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 6, 2011

/S/ JAMES D. BENNETT James D. Bennett	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 6, 2011

/S/ RANDALL D. COOLEY Randall D. Cooley	Senior Vice President – Accounting (Principal Accounting Officer)	April 6, 2011

* Everett R. Dobson	Director	April 6, 2011

* William A. Gilliland	Director	April 6, 2011

* Daniel W. Jordan	Director	April 6, 2011

* Roy T. Oliver, Jr.	Director	April 6, 2011

*By:	/S/ PHILIP T. WARMAN
Philip T. Warman Attorney-in-fact

II-3

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Richards, Layton & Finger, P.A. relating to the validity of the trust units to be registered under this Registration Statement

8.1	Opinion of Covington & Burling LLP relating to tax matters

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Hansen, Barnett & Maxwell, P.C.

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of DeGolyer and MacNaughton

23.5	Consent of Lee Keeling and Associates, Inc.

23.7	Consent of Richards, Layton & Finger, P.A. (contained in Exhibit 5.1)

23.8	Consent of Covington & Burling LLP (contained in Exhibit 8.1)

24.1	Powers of Attorney (included on the signature pages of the Registration Statement on Form S-1 and Form S-3 (File Nos. 333-171551 and 333-171551-01) initially filed on January 5, 2011 and incorporated herein by reference)